Confidential Agreement on Using Quartet 0-9 Course Materials

Party A: Shanghai Broadband Network Inc.
Representative: Zhang, Yuguo - President and CEO of party A

Party B: Shanghai Fu Dan University E-Learning College
Representative: Shen, Yongbao - Vise dean of party B

Party B is using the party A's confidential course materials of Quartet 0-9 for the upcoming cooperative project. This agreement is to outline party B's obligations of keeping secret of all the course related confidential materials including curriculums, CDs, marketing documents etc.

1. Content and scope

Agreed by both parties, all course related materials and information fall into the range of party B's responsibility of keeping secret and is so called "Content Information".

2. Party B's obligations

2.1 Party B should not use any Content Information for the purpose of teaching students until agreed by party A.

2.2 Party B will be actively applying technique to encrypt the Content Information.

2.3 The computers with Content Information loaded will be separated from the college network during the trial period.

2.4 The teachers are responsible for monitoring any illegal copy or burning activities.

2.5 Content Information is to be erased from the computers right after course is finished.

2.6 Any activities of leasing, renting, donating or selling are prohibited. Content Information should not be given access to any third parties not taking the same obligations of keeping the confidential protocol.

2.7 In case the cooperative relationship with party A terminates prematurely, party B should neither release Content Information to any one running a business competitive to party A, nor use it in any profit generating activities.

2.8 No copy or selling the Content Information is allowed by any means.

3. Time range of keeping secret

The keeping secret period starts at the time this agreement is signed by both parties and ends up when the cooperative project is completed.

4. Penalties for breaching the faith

4.1 RAB 100,000 of penalty will be applied to party B if it failed to follow what is outlined in section 2 of this confidential protocol agreement as long as it has not lead to serious consequence to party A.

4.2 Should party A determines the consequence is serious, it keeps the right to claim all the monetary cost from party B to recover the damage and to sue party B for paratic behavior according to applicable laws.

5. Conflict resolving

A trusted third party will be invited to mediate should a conflict can not be resolved by both parties, each of which also keeps the right to move forward to legal actions.

6. Effectiveness and changing of the agreement

This agreement will be in effective once signed by both parties. Any changes should be agreed by both parties in written. Anything not covered by this agreement will be further discussed by both parties and may be adjusted by arbitration tribunal.

This confidential protocol agreement has two copies, one of which goes to each party.

Party A: Shanghai Broadband Network Inc.
Seal:
Representative:
Date:

Party B: Fu Dan University E-learning College
Seal:
Representative:
Date: